Exhibit 99.1
NEWS RELEASE	[CIGNA Logo]

For Release:	Immediate	One Liberty Place 1650 Market Street P.O. Box 7716 Philadelphia, PA 19192-1550 215.761.1000
Contact:	Gregory Deavens, Investor Relations — (215) 761-6128
Wendell Potter, Media Relations — (215) 761-4450

CIGNA REPORTS THIRD QUARTER 2003 RESULTS

PHILADELPHIA, October 31, 2003 — CIGNA Corporation (NYSE: CI) today reported net income for the third quarter of 2003 of $195 million, or $1.39 per share1, compared with a net loss of $877 million, or $6.27 per share, for the same period last year.

The improvement in net income for the quarter primarily reflects reduced losses in CIGNA’s run-off reinsurance operations.

Income from continuing operations before realized investment results and special items2 was $204 million or $1.45 per share for the third quarter of 2003 versus $202 million or $1.45 per share for the third quarter of 2002.

“Results for the quarter reflect solid sequential improvement in CIGNA’s health care results and continued strong performance in our disability and life, retirement, and international businesses,” said H. Edward Hanway, CIGNA’s chairman and chief executive officer. “The business improvement and expense control initiatives implemented in CIGNA HealthCare are having a positive impact, as expected, and we are focused on continued strong execution of those initiatives.”

HIGHLIGHTS OF CONSOLIDATED THIRD QUARTER 2003 RESULTS

The following is a reconciliation of income from continuing operations before realized investment gains (losses) and special items to net income (loss) (after-tax; dollars in millions, except per share amounts):

	Three months ended
	Sept. 30, 2003	Sept. 30, 2002	June 30, 2003

Income from continuing operations before realized investment
gains (losses) and special items	$204	$202	$158
Realized investment gains (losses)	32	(40)	72
Special items[3], net	(41)	(1,036)	(283)

Income (loss) from continuing operations	195	$(874)	(53)
Loss from discontinued operations	--	(3)	--

Net income (loss)	$195	$(877)	$(53)

Income from continuing operations before realized investment gains
(losses) and special items, per share	$1.45	$1.45	$1.13

Income (loss) from continuing operations, per share	$1.39	$(6.25)	$(0.38)

Net income (loss), per share	$1.39	$(6.27)	$(0.38)

•	CIGNA has changed its segment presentation, beginning this quarter, to report its health care operations and its separately managed group disability and life insurance operations as two discrete segments. In previous quarters, results from these operations were combined as a single segment. In addition, CIGNA has renamed its segments as Health Care, Disability and Life, Retirement, International, Run-off Reinsurance, and Other Operations.

•	The year-over-year increase in income from continuing operations before realized investment results and special items reflects higher earnings in the International and Disability and Life segments, partially offset by lower results in the Health Care segment.

•	After-tax realized investment gains of $32 million in the third quarter of 2003 were driven by gains on the sales of equity securities, real estate investments, and fixed maturities, net of certain impairment losses.

•	Consolidated revenues from continuing operations were $4.8 billion and $5.1 billion for the third quarter of 2003 and 2002, respectively.

•	Consolidated unpaid claims and claim expenses were $4.5 billion at September 30, 2003 and June 30, 2003. Unpaid claims related to CIGNA's guaranteed cost and retrospectively experience-rated health care products were $1.8 billion at September 30, 2003 and June 30, 2003.

•	During the third quarter of 2003, CIGNA entered into an agreement (subject to court approval) to settle health care provider class action litigation and recognized a charge of $37 million, after tax, for this settlement and other non-physician health care litigation. In the fourth quarter of 2002, CIGNA recognized a $50 million after-tax charge for expected costs associated with this litigation.

HIGHLIGHTS OF SEGMENT RESULTS

•	Adjusted segment earnings are income from continuing operations before realized investment results, special items[3], and discontinued operations, as applicable for each segment (see Exhibit 2).

Health Care

•	This segment includes HMO and Indemnity operations. HMO includes medical and dental managed care and specialty health care operations. Indemnity includes medical and dental indemnity products as well as group disability and life insurance products associated with certain experience-rated health care accounts. This segment's adjusted earnings are summarized below.

Adjusted Segment Earnings (after-tax, dollars in millions):

	Third Qtr. 2003	Third Qtr. 2002	Change		Second Qtr. 2003	Change

HMO	$120	$124	(3)%		$70	71%
Indemnity	1	5	(80)		3	(67)

Total Segment	$121	$129	(6)%		$73	66%

Segment Margin, After-Tax[4]	3.5%	3.7%	(20	)bps	2.1%	140	bps

•	The sequential improvement in adjusted Health Care segment earnings primarily reflects moderation in medical cost trends and the absence of unfavorable prior period development. The improved medical cost trends reflect increased effectiveness of the company's medical cost management.

•	The year-over-year decrease in adjusted HMO earnings primarily reflects higher medical costs and higher per member operating expenses due to lower medical membership. This decrease is partially offset by improved results in the pharmacy operations.

•	The year-over-year decrease in adjusted Indemnity earnings primarily reflects lower membership and higher per member operating expenses in ASO programs, which more than offset underlying improvements in the experience-rated business.

Premiums and Premium Equivalents5 (dollars in millions):

	Third Qtr. 2003	Third Qtr. 2002	Change	Second Qtr. 2003	Change

HMO Premiums and Fees	$1,644	$1,733	(5)%	$1,670	(2)%
HMO Equivalents	2,322	2,174	7	2,487	(7)

Total HMO	3,966	3,907	2	4,157	(5)

Indemnity Premiums and Fees	1,424	1,402	2	1,427	--
Indemnity Equivalents	3,568	3,539	1	3,713	(4)

Total Indemnity	4,992	4,941	1	5,140	(3)

Total premiums and
premium equivalents	$8,958	$8,848	1%	$9,297	(4)%

•	Total premiums and premium equivalents in the third quarter of 2003 are slightly higher than the third quarter of 2002 levels as higher medical cost inflation in the service business was offset by the impact of lower medical membership.

Medical Membership in continuing operations (in thousands):

	Sept. 30, 2003	Sept. 30, 2002	Change	June 30, 2003	Change

HMO	6,157	6,764	(9)%	6,276	(2)%
Indemnity (Estimated)	5,632	6,381	(12)	5,746	(2)

Total Medical Membership	11,789	13,145	(10)%	12,022	(2)%

•	The year-over-year decline in medical membership reflects lower sales and retention.

Disability and Life

•	This segment includes CIGNA's group disability, life, and accident insurance operations that are managed separately from the health care operations. Adjusted segment earnings (after-tax), and premiums and fees were as follows (dollars in millions):

	Third Qtr. 2003	Third Qtr. 2002	Change		Second Qtr. 2003	Change

Adjusted Segment Earnings	$32	$28	14%		$35	(9)%
Premiums and Fees	$439	$396	11%		$432	2%
Segment Margin, After-Tax[4]	6.4%	6.1%	30	bps	7.1%	(70	)bps

•	The year-over-year improvement in adjusted segment earnings primarily reflects improved disability claim experience and margin improvement in the life insurance business.

Retirement

•	This segment operates in the defined contribution and defined benefit retirement plan markets and in the corporate life insurance market. Adjusted segment earnings were as follows (after-tax, dollars in millions):

	Third Qtr. 2003	Third Qtr. 2002	Change	Second Qtr. 2003	Change

Adjusted Segment Earnings	$58	$57	2%	$59	(2)%

•	The year-over-year improvement in adjusted segment earnings primarily reflects higher fees due to asset appreciation, partly offset by lower interest earnings.

•	Assets under management at September 30, 2003 were $56 billion, a 6% increase from September 30, 2002. The year-over-year increase primarily reflects market appreciation.

International

•	This segment includes CIGNA's life and health insurance and employee benefits businesses operating in selected international markets. Adjusted segment earnings (after-tax) and premiums and fees were as follows (dollars in millions):

	Third Qtr. 2003	Third Qtr. 2002	Change	Second Qtr. 2003	Change

Adjusted Segment Earnings	$15	$8	88%	$11	36%
Premiums and Fees	$215	$210	2%	$207	4%

•	The year-over-year increase in adjusted segment earnings primarily reflects the absence of losses from the sold Brazilian health care and pension operations as well as lower expenses.

•	Excluding the impact of divestitures, premiums and fees increased 12% over third quarter 2002 levels, reflecting growth in the life, accident, and health operation in Asia and higher premiums and fees for the expatriate employee benefit business.

Other Segments

•	Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

	Third Qtr. 2003	Third Qtr. 2002	Change	Second Qtr. 2003	Change

Run-off Reinsurance	$(20)	$(16)	(25)%	$(20)	-%
Other Operations	$19	$18	6%	$19	-%
Corporate	$(21)	$(22)	5%	$(19)	(11)%

•	The year-over-year increase in Run-off Reinsurance adjusted segment losses primarily reflects strengthening of reserves related to amounts recoverable from reinsurers, partially offset by gains on specialty life reinsurance contracts guaranteeing minimum income benefits due to equity market improvement.

Quarterly earnings, the Quarterly Statistical Supplement, and the Statistical Supplement of Historical Segment Data for the Health Care segment and the Disability and Life segment, reflecting the reporting changes implemented this quarter, are available on CIGNA’s web site (http://www.cigna.com) in the Most Recent Disclosures section of the Investor Relations section (http://www.cigna.com/general/investor/disclosures.html). A link to the conference call on which management will review third quarter 2003 results and provide a full year 2003 and 2004 outlook is available in the Events section of the Investor Relations section (http://www.cigna.com/general/investor/calendar.html).

*Notes:

1.	Earnings per share (EPS) amounts for the third quarter of 2003 are on a diluted basis. Earnings per share (EPS) amounts for the third quarter of 2002 and the second quarter of 2003 exclude common stock equivalents.

2.	Income from continuing operations before realized investment results and special items, which are identified and quantified in Note 3, is a measure of profitability used by CIGNA's management because it presents the underlying results of operations of CIGNA's businesses and permits trend analysis. This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is income (loss) from continuing operations. See Exhibit 2 for a reconciliation, by segment, of GAAP income (loss) from continuing operations to income from continuing operations before realized investment results and special items.

3.	The special items included in net income (loss) and income (loss) from continuing operations but excluded from adjusted segment earnings and the calculation of segment margins are:

Third Quarter 2003
•	After-tax charge of $37 million related to settlement of health care provider class action litigation matters.
•	After-tax charge of $10 million related to the write-off of certain non-goodwill intangibles.
•	After-tax gain of $5 million on the sale of CIGNA's interest in a Japanese pension business.
•	After-tax gain of $1 million related to CIGNA's postretirement benefit obligation attributable to the fourth quarter 2002 health care restructuring program.

Second Quarter 2003
•	After-tax charge of $286 million to strengthen reserves for certain specialty life reinsurance contracts covering variable annuity death benefits.
•	After-tax net gain of $1 million related to restructuring programs, which includes:
-	After-tax charge of $9 million to reflect the elimination of certain corporate staff positions; and
-	After-tax gain of $10 million reflecting a reduction in the remaining liability for the fourth quarter 2002 restructuring program. The gain reflects higher attrition and lower costs relating to outplacement and other services.
•	After-tax gain of $2 million related to CIGNA's postretirement benefit obligation attributable to the fourth quarter 2002 health care restructuring program.

Third Quarter 2002
•	After-tax gain of $1 million resulting from the accelerated recognition of deferred gains on the sale of the life reinsurance business.
•	After-tax charge of $720 million related to run-off reinsurance contracts that guaranteed minimum death benefits on certain variable annuity products.
•	After-tax charge of $317 million related to the outcome of a reinsurance arbitration ruling (Unicover) and the review of other exposures in the company's run-off reinsurance operations.

4.	Segment margins in this press release are calculated by dividing adjusted segment earnings (income (loss) from continuing operations before realized investment results and special items) by revenues excluding realized investment results. Segment margins including special items for the Health Care segment were 2.2%, 3.7%, and 2.5% for the three months ended September 30, 2003, September 30, 2002 and June 30, 2003, respectively.

5.	Premium equivalents are not included in GAAP revenue. They generally equal paid claims under administrative service only (ASO) and minimum premium programs. Under these funding programs, the customer assumes responsibility for funding all or a portion of claims, and CIGNA provides claims processing and other services. (See CIGNA's second quarter 2003 Form 10-Q for a description of premium equivalents.) CIGNA's health care business reflects a large concentration of ASO and minimum premium funding arrangements. Adding premium equivalents to premiums and fees produces a measure that is helpful in assessing the business volume of CIGNA's health care operations. CIGNA would have recorded the amount of these paid claims as additional premiums if these programs had been written as guaranteed cost or retrospectively experience-rated programs. GAAP premiums and fees for the segment were $3.1 billion for the third quarters of 2003 and 2002 and for the second quarter of 2003.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in this press release, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors. Forward-looking statements made by CIGNA may contain information about financial prospects, economic conditions, trends and other uncertainties. You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increases in medical costs that are higher than anticipated in establishing premium rates in CIGNA's health care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from legislative and regulatory challenges to, and new regulatory requirements imposed on, CIGNA's health care business;
3.	challenges and risks associated with implementing the planned improvement initiatives in the health care operations, including that operational efficiencies and medical cost benefits do not emerge as expected;
4.	risks associated with the strategic alternatives for CIGNA's retirement and investment services business;
5.	risks associated with pending and potential state and federal health care class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation challenging CIGNA's businesses and the outcome of pending government proceedings;
6.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA's businesses;
7.	significantly greater than expected reductions in medical membership;
8.	significant changes in interest rates;
9.	downgrades in the financial strength ratings of CIGNA's insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business, particularly in the retirement business;
10.	limitations on the ability of CIGNA's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve requirements or other financial constraints;
11.	inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures and forward contracts and in matching such contracts to the underlying equity risk);
12.	adjustments to the reserve assumptions and other considerations (including lapse, partial surrender, mortality, interest rates, and volatility) used in estimating CIGNA's liabilities for reinsurance contracts that guarantee minimum death benefits under certain variable annuities;
13.	adjustments to the reserve assumptions used in estimating CIGNA's liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;
14.	significant stock market declines, which could, among other things, reduce results in CIGNA's retirement business and result in increased pension expenses from CIGNA's pension plan in future periods and the recognition of additional pension obligations;
15.	unfavorable claims experience related to workers compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;
16.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA's operations and investments;
17.	changes in federal income tax laws; and
18.	risk factors detailed in CIGNA's Form 10-K for the fiscal year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003, including the Cautionary Statement in Management's Discussion and Analysis.

This list of important factors is not intended to be exhaustive. There may be other risk factors that would preclude CIGNA from realizing the forward-looking statements. While CIGNA may periodically update this discussion of risk factors, CIGNA does not undertake to update any forward-looking statement that may be made by or on behalf of CIGNA prior to its next required filing with the Securities and Exchange Commission.

CIGNA CORPORATION COMPARATIVE SUMMARY OF FINANCIAL RESULTS (Dollars in millions, except per share amounts)	Exhibit 1

[CIGNA Logo]

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002 (1)	2003	2002 (1)

REVENUES (Excluding discontinued operations)
Premiums and fees	$3,841	$3,900	$11,615	$11,754
Net investment income	623	663	1,949	2,053
Other revenues	260	578	616	1,043
Realized investment gains (losses)	49	(58)	127	(250)

Total	$4,773	$5,083	$14,307	$14,600

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
REALIZED INVESTMENT GAINS (LOSSES) AND SPECIAL ITEMS (2)
Health Care:
HMO operations	$120	$124	$296	$374
Indemnity operations	1	5	19	142

Total Health Care	121	129	315	516
Disability and Life	32	28	101	86
Retirement	58	57	172	171
International	15	8	36	24
Run-off Reinsurance	(20)	(16)	(55)	(21)
Other Operations	19	18	58	55
Corporate	(21)	(22)	(60)	(74)

Total	$204	$202	$567	$757

INCOME (LOSS) FROM CONTINUING OPERATIONS (2)
Health Care:
HMO operations	$92	$129	$278	$379
Indemnity operations	8	(7)	43	94

Total Health Care	100	122	321	473
Disability and Life	51	18	142	49
Retirement	69	34	187	92
International	20	9	46	26
Run-off Reinsurance	(16)	(1,053)	(328)	(1,060)
Other Operations	(8)	18	31	53
Corporate	(21)	(22)	(69)	(74)

Total	$195	$(874)	$330	$(441)

DILUTED EARNINGS PER SHARE:
Income from continuing operations before realized
investment gains (losses) and special items	$1.45	$1.45	$4.04	$5.38
Realized investment gains (losses), net of taxes	0.23	(0.29)	0.59	(1.16)
Special items, after-tax	(0.29)	(7.41)	(2.28)	(7.35)

Income (loss) from continuing operations	1.39	(6.25)	2.35	(3.13)
Income (loss) from discontinued operations, net of taxes	-	(0.02)	0.34	(0.03)

Net income (loss)	$1.39	$(6.27)	$2.69	$(3.16)

Weighted average shares (in thousands)	140,540	139,767	140,455	140,726

SHAREHOLDERS' EQUITY at September 30:			$4,235	$4,458

SHAREHOLDERS' EQUITY PER SHARE at September 30:			$30.14	$31.98

(1) Prior period information has been reclassified to reflect the results of Lovelace Health Systems, Inc. as discontinued operations.

(2) See Exhibit 2 for a reconciliation of income (loss) from continuing operations before realized investment gains (losses) and special items to income (loss) from continuing operations in accordance with generally accepted accounting principles (GAAP). CIGNA’s net income (loss) is equal to income (loss) from continuing operations plus the results of discontinued operations.

CIGNA Corporation Supplemental Financial Information Income (Loss) from Continuing Operations Before Realized Investment Gains (Losses) and Special Items (Dollars in millions, except per share amounts)	Exhibit 2

			Health Care				Disability
	HMO		Indemnity		Total		& Life		Retirement		International
Three Months Ended September 30,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002

Income (loss) from continuing operations*	$92	$129	$8	$(7)	$100	$122	$51	$18	$69	$34	$20	$9
Realized investment results, net of taxes	-	(5)	(25)	12	(25)	7	(19)	10	(11)	23	-	(1)
Special items, after-tax:
Health care provider litigation	19	-	18	-	37	-	-	-	-	-	-	-
Intangible asset write-off for provider contracts	10	-	-	-	10	-	-	-	-	-	-	-
Gain on sale of Japanese pension operation	-	-	-	-	-	-	-	-	-	-	(5)	-
Gain for other postretirement benefits	(1)	-	-	-	(1)	-	-	-	-	-	-	-
Losses on specialty life reinsurance contracts	-	-	-	-	-	-	-	-	-	-	-	-
Charge for Unicover and London reinsurance	-	-	-	-	-	-	-	-	-	-	-	-
Accelerated recognition of gain on the sale of the life
reinsurance business	-	-	-	-	-	-	-	-	-	-	-	-

Income (loss) from continuing
operations before realized investment gains (losses) and special items	$120	$124	$1	$5	$121	$129	$32	$28	$58	$57	$15	$8

	Run-off Reinsurance		Other Operations		Corporate		Consolidated		Diluted Earnings Per Share
Three Months Ended September 30,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002**

Income (loss) from continuing operations*	$(16)	$(1,053)	$(8)	$18	$(21)	$(22)	$195	$(874)	$1.39	$(6.25)
Realized investment results, net of taxes	(4)	1	27	-	-	-	(32)	40	(0.23)	0.29
Special items, after-tax:
Health care provider litigation	-	-	-	-	-	-	37	-	0.26	-
Intangible asset write-off for provider contracts	-	-	-	-	-	-	10	-	0.07	-
Gain on sale of Japanese pension operation	-	-	-	-	-	-	(5)	-	(0.03)	-
Gain for other postretirement benefits	-	-	-	-	-	-	(1)	-	(0.01)	-
Losses on specialty life reinsurance contracts	-	720	-	-	-	-	-	720	-	5.15
Charge for Unicover and London reinsurance	-	317	-	-	-	-	-	317	-	2.27
Accelerated recognition of gain on the sale of
the life reinsurance business	-	(1)	-	-	-	-	-	(1)	-	(0.01)

Income (loss) from continuing operations before
realized investment gains (losses) and special items	$(20)	$(16)	$19	$18	$(21)	$(22)	$204	$202	$1.45	$1.45

			Health Care				Disability
	HMO		Indemnity		Total		& Life		Retirement		International
Nine Months Ended September 30,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002

Income (loss) from continuing operations*	$278	$379	$43	$94	$321	$473	$142	$49	$187	$92	$46	$26
Realized investment results, net of taxes	(1)	(5)	(35)	48	(36)	43	(41)	37	(15)	79	(5)	(2)
Special items, after-tax:
Health care provider litigation	19	-	18	-	37	-	-	-	-	-	-	-
Intangible asset write-off for provider contracts	10	-	-	-	10	-	-	-	-	-	-	-
Gain on sale of Japanese pension operation	-	-	-	-	-	-	-	-	-	-	(5)	-
Restructuring items, net	(6)	-	(4)	-	(10)	-	-	-	-	-	-	-
Gain for other postretirement benefits	(4)	-	(3)	-	(7)	-	-	-	-	-	-	-
Losses on specialty life reinsurance contracts	-	-	-	-	-	-	-	-	-	-	-	-
Charge for Unicover and London reinsurance	-	-	-	-	-	-	-	-	-	-	-	-
Accelerated recognition of
gain on the sale of the life reinsurance business	-	-	-	-	-	-	-	-	-	-	-	-

Income (loss) from continuing
operations before realized investment gains (losses) and special items	$296	$374	$19	$142	$315	$516	$101	$86	$172	$171	$36	$24

	Run-off Reinsurance		Other Operations		Corporate		Consolidated		Diluted Earnings Per Share
Nine Months Ended September 30,	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002**

Income (loss) from continuing operations*	$(328)	$(1,060)	$31	$53	$(69)	$(74)	$330	$(441)	$2.35	$(3.13)
Realized investment results, net of taxes	(13)	5	27	2	-	-	(83)	164	(0.59)	1.16
Special items, after-tax:
Health care provider litigation	-	-	-	-	-	-	37	-	0.26	-
Intangible asset write-off for provider contracts	-	-	-	-	-	-	10	-	0.07	-
Gain on sale of Japanese pension operation	-	-	-	-	-	-	(5)	-	(0.03)	-
Restructuring items, net	-	-	-	-	9	-	(1)	-	(0.01)	-
Gain for other postretirement benefits	-	-	-	-	-	-	(7)	-	(0.05)	-
Losses on specialty life reinsurance contracts	286	720	-	-	-	-	286	720	2.04	5.12
Charge for Unicover and London reinsurance	-	317	-	-	-	-	-	317	-	2.25
Accelerated recognition of gain on the sale of
the life reinsurance business	-	(3)	-	-	-	-	-	(3)	-	(0.02)

Income (loss) from continuing operations before
realized investment gains (losses) and special items	$(55)	$(21)	$58	$55	$(60)	$(74)	$567	$757	$4.04	$5.38

* Income (loss) from continuing operations is presented in accordance with generally accepted accounting principles (GAAP). Net income is equal to income (loss) from continuing operations plus the results of discontinued operations.

** Because of the overall loss from continuing operations for the three months and nine months ended September 30, 2002 (including the special items above), the number of shares used to compute EPS for those periods does not reflect the dilution caused by common stock equivalents (i.e., stock options and restricted stock grants). Such common stock equivalents (approximately 1.1 million shares for the third quarter and 1.7 million shares for the nine months of 2002) are excluded from the computation since their effect would decrease CIGNA’s reported loss per share. If they were included in the computation of per share amounts, income from continuing operations before realized investment gains (losses) and special items would have been $1.43 per share for the three months ended September 30, 2002 and $5.32 per share for the nine months ended September 30, 2002.